UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2011

TERRITORIAL BANCORP INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-34403	26-4674701
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1132 Bishop Street, Suite 2200, Honolulu, Hawaii	96813
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (808) 946-1400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04               Temporary Suspension of Trading Under Registrant’s Employee
Benefit Plans.

Territorial Bancorp Inc. (the “Company”) was notified on October 21, 2011, that as a result of a change in vendors for the Territorial Savings Bank Employee Stock Ownership Plan (“ESOP”) and the Territorial Savings Bank 401(k) Plan (the “401(k) Plan”) which takes effect on December 1, 2011, there will be a blackout period beginning on November 23, 2011, and ending on or about December 13, 2011, during which participants in the 401(k) Plan will be temporarily unable to direct or diversify investments in their individual accounts, including accounts that hold common stock of the Company or to obtain a loan or distribution from the 401(k) Plan.

As a result of the foregoing, on October 21, 2011, the Company sent a Blackout Notice Concerning Limitations on Trading in Territorial Bancorp Inc. (“Notice”) to its directors and executive officers informing them that a blackout period with respect to directors and executive officers is expected to be in effect beginning November 23, 2011 and ending on or about December 11, 2011.

The Notice was provided to the Company’s directors and executive officers pursuant to the requirements of Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation BTR.  A copy of the Notice is attached as Exhibit 99.1 to this current Report on Form 8-K and incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Exhibits.

Exhibit No.	Description

99.1	Blackout Notice Concerning Limitations on Trading in Territorial Bancorp Inc. to Executive Officers and Directors of Territorial Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Territorial Bancorp Inc.
DATE: October 21, 2011	By:	/s/ Melvin Miyamoto
Melvin Miyamoto
Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit	Description

99.1	Blackout Notice Concerning Limitations on Trading in Territorial Bancorp Inc. to Executive Officers and Directors of Territorial Bancorp, Inc.